FIRST AMENDMENT TO SOFTWARE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SOFTWARE PURCHASE AGREEMENT (this "Amendment") is made as of this 3rd day of December, 2001, by and between NAVITEX CANADA, INC., an Ontario corporation, ("Seller"), and EWRX INTERNET SYSTEMS, INC., a Nevada corporation, ("Buyer"), with reference to the following facts:

RECITALS

Seller and Buyer entered into that certain Software Purchase Agreement dated as of November 8, 2001 (the "Agreement"), whereby Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the Flashback Software Application in accordance with the terms thereof.

Buyer and Seller have now agreed to modify the Agreement in certain respects, including to (i) modify the dates upon which certain payments by Buyer are to be made, and they desire to enter into this Amendment to memorialize the modified terms and provisions.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby amend the Agreement as follows:

AGREEMENT

1. Capitalized Terms. All capitalized terms utilized in this Amendment, unless otherwise defined herein or required by context, shall have the same meanings as ascribed to them in the Agreement.

2. Payment of Purchase Price.

(a) Notwithstanding anything to the contrary in the Agreement, Buyer shall pay Seller the portion of the purchase price described in Paragraph 3.1 of the Agreement as follows: (i) Forty Five Thousand Dollars (USD$45,000) on December 17, 2001; and (ii) Fifty Five Thousand Dollars (USD$55,000) on December 20, 2001, at which time, pursuant to Paragraph 2.4(b) of the Agreement, Seller shall deliver to Buyer the source code, object code, flowcharts, block diagrams, and all related documentation for the Windows NT version of the Software (which were not included in the delivery to Buyer pursuant to Paragraph 2.4(a)).

(b) Notwithstanding anything to the contrary in the Agreement, Buyer shall pay Seller the portion of the Purchase Price described in Paragraph 3.2(a) of the Agreement (i.e., USD$350,000) on January 10, 2002.

3. No Further Modification. Except as expressly set forth in this Amendment, the terms, provisions, covenants and conditions of the Agreement remain unmodified and in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"SELLER"

NAVITEX CANADA, INC.
an Ontario corporation

By: ______________________
Name: Qing Wang
Title: Chairperson & CEO

By: ______________________
Name:
Title:

"BUYER"

EWRX INTERNET SYSTEMS, INC.
a Nevada corporation

By: ______________________
Robert Giustra, President

GMR Client/ewrx.com/First Amendment to Flashback Purchase Agreement 011214